EXHIBIT 10.2
                              EMPLOYMENT AGREEMENT

      This Employment Agreement is made and entered into this __1st____ day of __September___, 1999__, by and between Cryogenic Solutions, Inc., a Nevada corporation (CYGS) and Malcolm H. Skolnick (EMPLOYEE).

                                    RECITALS

      A. CYGS desires to be assured of the association and services of EMPLOYEE for CYGS.

      B. EMPLOYEE is willing and desires to be employed by CYGS, and CYGS is willing to employ EMPLOYEE, upon the terms, covenants and conditions hereinafter set forth.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

      1. Employment. CYGS hereby employs EMPLOYEE as President and Chief Executive Officer (CEO) subject to the supervision and direction of the CYGS Board of Directors.

      2. Term. The term of this Agreement shall be for a period of One (1) year commencing on the date hereof, unless terminated earlier pursuant to Section 9 below; provided, however, that EMPLOYEE's obligations in Section 8 below shall continue in effect after such termination. The term may be extended by mutual agreement of the parties.

      3. Compensation; Reimbursement.

      3.1 BASE SALARY. For all services rendered by EMPLOYEE under this Agreement, CYGS shall pay EMPLOYEE a BASE SALARY of One Hundred Twenty thousand Dollars ($120,000) per annum (the BASE SALARY). The BASE SALARY shall be payable in equal, semi-monthly installments of Five Thousand Dollars ($5,000). At his option, the EMPLOYEE shall be entitled to purchase each pay period a number of shares of CYGS restricted stock equivalent to twenty-five percent of the semi-monthly installment of base salary ($1,250) at a par value of $0.001 per share. The number of shares optionable in each month shall be calculated using the closing CYGS stock price on the day payment of each semi-monthly installment is made. The amount of the BASE SALARY may be increased at any time and from time to time by the Board of Directors of CYGS, and shall be adjusted annually to reflect changes in the Consumer Price Index for the Houston, Texas base area, All Consumers and All Items. No such change shall in any way abrogate, alter, terminate or otherwise effect the other terms of this Agreement.

      3.2 Incentive Bonus. In addition to the BASE SALARY, EMPLOYEE shall be

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eligible for an incentive bonus (INCENTIVE BONUS) each year in an amount not less than 10% of the BASE SALARY (the MINIMUM BONUS) nor more than 100% of the BASE SALARY. The INCENTIVE BONUS shall be based upon the Company's operating results for that year, and shall be paid, if earned, within 30 days after such operating results have been determined by CYGS's accountants. The CYGS Board of Directors shall determine the criteria upon which the INCENTIVE BONUS is awarded.

      3.3 Additional Benefits. In addition to the BASE SALARY and the INCENTIVE BONUS, EMPLOYEE shall be entitled to Stock Options and all other benefits of employment provided to the other officers of CYGS's operating divisions or subsidiaries. CYGS will provide the EMPLOYEE the same fringe benefits for health insurance, disability provisions and retirement as provided other CYGS officers.

      3.4 Reimbursement. EMPLOYEE shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement
(1) so long as such expenses constitute business deductions from taxable income for CYGS and are excludable from taxable income to the EMPLOYEE under the governing laws and regulations of the Internal Revenue Code (provided, however, that EMPLOYEE shall be entitled to full reimbursement in any case where the Internal Revenue Service may, under Section 274(n) of the Internal Revenue Code, disallow to CYGS 20% of meals and entertainment expenses); and (2) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by CYGS. The reimbursement of EMPLOYEE's business expenses shall be upon monthly presentation to and approval by CYGS of valid receipts and other appropriate documentation for such expenses.

      4. Scope of Duties.

      4.1 Assignment of Duties. EMPLOYEE shall have such duties as may be assigned to him or her from time to time by CYGS's Board of Directors commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1 above. Such duties shall be exercised subject to the control and supervision of the Board of Directors of CYGS.

      4.2 General Specification of Duties. EMPLOYEE's duties shall include, but not be limited to, the duties and performance goals as follows:

      (1) establish procedures for implementing the policies established by CYGS;

      (2) insure cooperation by the Officers and Staff of CYGS;

      (3) cause the Company to be operated in compliance with all legal requirements;

      (4) operate the Company in conformance with the Annual Plan approved by CYGS, as such may be amended from time to time with the concurrence of CYGS;

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      (5) cause to be prepared, as directed by CYGS, financial statements, tax returns and other similar items respecting the operation of the Company;

      (6) generate plans, designs, inventions, modifications and other innovations which will benefit the commercial development of CYGS;

      (7) hire and/or terminate staff and/or consultants to accomplish CYGS goals; and

      (8) participate in activities to support and improve the financial well being of CYGS.

The foregoing specifications are intended as a representative and not necessarily complete itemization of the duties, which EMPLOYEE shall perform and undertake on behalf of CYGS in satisfaction of his or her employment obligations under this Agreement.

      4.3   Annual Plan.

            (1) EMPLOYEE shall work with Officers and Staff to develop and submit to CYGS for its approval, not later than 60 days before the beginning of each calendar year, an annual business plan for the Company (the ANNUAL PLAN). The ANNUAL PLAN shall be revised by EMPLOYEE and submitted to CYGS for its review (and approval in the case of material changes from the approved ANNUAL
PLAN) from time to time during each year to reflect changes in the ANNUAL PLAN because of operations or otherwise.

      (2) During each year, EMPLOYEE in the performance of his or her duties under this Agreement shall comply or cause compliance with the applicable ANNUAL PLAN and shall not (except for emergency expenditures or special circumstances requiring an unanticipated expenditure) deviate materially from any budget category set forth in the ANNUAL PLAN, incur any material additional expense or change materially the manner of operation of the Company, without the approval of CYGS.

      4.4 EMPLOYEE's Devotion of Time. Aside from considerations addressed in Paragraph 4.5 hereinbelow, EMPLOYEE hereby agrees to devote his full time, abilities and energy to the faithful performance of the duties assigned to him or her and to the promotion and forwarding of the business affairs of CYGS, and not to divert any business opportunities from CYGS to himself or herself or to any other person or business entity.

      4.5   Co-existing or Conflicting Activities.

      (1) CYGS takes cognizant that EMPLOYEE is a registered patent attorney and provides services as an expert witness to selected clients (OUTSIDE ACTIVITIES), and that EMPLOYEE is on leave from the University of Texas Health Science Center at Houston with some ongoing faculty responsibilities. EMPLOYEE may continue these activities and meet these responsibilities from time to time upon notification of the Board of Directors. If the time requirement of these activities is greater than twenty percent (20%) of the work time in a given month, EMPLOYEE will submit an

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accounting to the Board of Directors and the cash portion of the BASE SALARY for that month will be decreased proportionately according to the time spent in the OUTSIDE ACTIVITIES.

      (2) EMPLOYEE shall not, during the term of this Agreement, be engaged in any other business activity related to the primary mission and goals of the company without the prior consent of the Board of Directors of CYGS; provided, however, that this restriction shall not be construed as preventing EMPLOYEE from investing his personal assets in passive investments in business entities which are not in competition with CYGS or its affiliates, or from pursuing business opportunities as permitted by paragraph 4.5(b).

      (3) EMPLOYEE hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of CYGS, in a manner consistent with the best interests of CYGS and with his duties under this Agreement. Should EMPLOYEE discover a business opportunity that does not relate to the current or anticipated future business of CYGS, he shall first offer such opportunity to CYGS. Should the Board of Directors of CYGS not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, then EMPLOYEE may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by EMPLOYEE to CYGS under this Agreement. Further, EMPLOYEE may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of CYGS in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

      5. Stock of Company. So long as this Agreement is in effect, EMPLOYEE shall be entitled to purchase stock of CYGS in the same amounts and for the same consideration, terms and conditions as provided to other officers of CYGS. The manner of acquisition of stock shall be structured so as to minimize adverse tax consequences to EMPLOYEE.

      6. Severance. So long as this Agreement is in effect, EMPLOYEE shall at all times be entitled to severance benefits equal to those provided to other officers of CYGS's. These benefits shall include, without limitation, CYGS's maintenance at its costs of a life insurance policy and disability policy on EMPLOYEE payable to EMPLOYEE and/or his or her legal representative or heirs as applicable, in amounts reasonably agreed to by EMPLOYEE and CYGS.

      7. Confidentiality of Trade Secrets and Other Materials.

      7.1 Trade Secrets. Other than in the performance of his or her duties hereunder, EMPLOYEE agrees not to disclose, either during the term of his or her employment by CYGS or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of CYGS. Any technique, method, process or technology used by CYGS shall be considered a "trade secret" for the purposes of this Agreement.

      7.2 Ownership of Trade Secrets; Assignment of Rights. EMPLOYEE hereby agrees that all know-how, documents, reports, plans, proposals, software, computer programs and videos

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developed by CYGS, marketing and sales plans, client lists, client files and other relevant materials made by him in the scope of his employment or by CYGS are the property of CYGS and shall not be used by him in any way adverse to CYGS's interests. EMPLOYEE shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of CYGS. EMPLOYEE agrees to assign Intellectual Property developed by EMPLOYEE in the scope of his employment by CYGS to CYGS in return for reasonable compensation and consideration to be determined by good faith negotiations between the parties. Said compensation and consideration will be in addition to EMPLOYEE's BASE SALARY.

      7.3 EMPLOYEE hereby agrees that he/she will not, for a period of two (2) years following termination from CYGS as defined in Section 8 of this Agreement, solicit or perform professional services of the nature and kind of those performed for CYGS under this Agreement for any client who CYGS had previously or is serving at time of EMPLOYEE's termination.

      7.4 EMPLOYEE further agrees that in addition to compensation for damages caused by breach of this Agreement, CYGS shall be entitled to injunctive relief by a court of competent jurisdiction to prevent irreparable harm and injury to CYGS by said breach or potential breach.

      8. Termination.

      8.1 Bases for Termination.

      (1) EMPLOYEE's employment hereunder may be terminated at any time by mutual agreement of the parties.

      (2) This Agreement shall automatically terminate on the last day of the month in which EMPLOYEE dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by CYGS's Board of Directors based upon a certification of such incapacity by, in the discretion of CYGS's Board of Directors, either EMPLOYEE's regularly attending physician or a duly licensed physician selected by CYGS's Board of Directors, rendering EMPLOYEE unable to perform substantially all of his or her duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. EMPLOYEE shall be deemed to have "become permanently incapacitated" on the date CYGS's Board of Directors has determined that EMPLOYEE is permanently incapacitated and so notifies EMPLOYEE.

      (3) EMPLOYEE's employment may be terminated by CYGS "with cause," effective upon delivery of written notice to EMPLOYEE given at any time (without any necessity for prior notice) if any of the following shall occur:

            (a) any action by EMPLOYEE which would be grounds for termination under an applicable statutes covering any willful breach of duty, habitual neglect of duty, and continued incapacity);
            (b) any material breach of EMPLOYEE's obligations in Section 8 above; or
            (c) any material acts or events which inhibit EMPLOYEE from fully performing his

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      or her responsibilities to CYGS in good faith, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving EMPLOYEE's lack of honesty or EMPLOYEE's moral turpitude; (iii) drug or alcohol abuse; or (iv) acts of dishonesty, gross carelessness or gross misconduct.

      (4) EMPLOYEE's employment may be terminated by CYGS "without cause" (for any reason or no reason at all) at any time by giving EMPLOYEE 60 days prior written notice of termination, which termination shall be effective on the 60th day following such notice. If EMPLOYEE's employment under this Agreement is so terminated, CYGS shall (a) make a lump sum cash payment to EMPLOYEE within 10 days after termination of an amount equal to (i) EMPLOYEE's BASE SALARY for the balance of the year in which termination occurs, (ii) a prorata portion of the INCENTIVE BONUS, if any, earned for the year in which termination occurs prorated to the date of termination, plus (iii) any unreimbursed expenses accruing to the date of termination; and (b) make a lump sum cash payment equal to EMPLOYEE's annual BASE SALARY, as increased pursuant to Section 3.1, on each anniversary date of this Agreement for the balance of the term specified in
Section 2. For purposes of this provision, EMPLOYEE's annual BASE SALARY and the remaining portion of the term of the Agreement shall be calculated as of the termination date. After CYGS's termination of EMPLOYEE under this provision, CYGS shall not be obligated to provide the benefits to EMPLOYEE described in
Section 3.4 (except as may be required by law).

      (5) EMPLOYEE may terminate his or her employment hereunder by giving CYGS 60 days prior written notice, which termination shall be effective on the 60th day following such notice.

      8.2 Payment Upon Termination. Upon termination under paragraphs 8.1(1),
(2), (3), or (5), CYGS shall pay to EMPLOYEE within 10 days after termination an amount equal to the sum of (1) EMPLOYEE's BASE SALARY accrued to the date of termination; and (2) unreimbursed expenses accrued to the date of termination. After any such termination, CYGS shall not be obligated to compensate EMPLOYEE, his or her estate or representatives except for the foregoing compensation then due and owing, nor provide the benefits to EMPLOYEE described in Section 3.4 (except as provided by law).

      8.3 Severance Provisions. The provisions of Sections 9.1 and 9.2 shall be subject to and deemed modified by the terms of any severance benefits granted to EMPLOYEE as provided under Section 7.

      8.4 Dismissal from Premises. At CYGS's option, EMPLOYEE shall immediately leave CYGS's premises on the date notice of termination is given by either EMPLOYEE or CYGS.

      9. Injunctive Relief. CYGS and EMPLOYEE hereby acknowledge and agree that any default under Section 8 above will cause damage to CYGS in an amount difficult to ascertain. Accordingly, in addition to any other relief to which CYGS may be entitled, CYGS shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Section 8 above and without the proof of actual damages.

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      10.   Miscellaneous.

      10.1 Transfer and Assignment. This Agreement is personal as to EMPLOYEE and shall not be assigned or transferred by EMPLOYEE without the prior written consent of CYGS. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

      10.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

      10.3 Governing Law. This Agreement is made under and shall be construed pursuant to the laws of the State of Texas.

      10.4 Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

      10.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

      10.6 Modification. This Agreement may be modified, amended, superseded, or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

      10.7 Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

      10.8 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

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      10.9 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one or such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

      10.10 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

      10.11 Notices. Any notice under this Agreement must be in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

If to CYGS:                               If to EMPLOYEE:

Dell Gibson, Executive Vice President     Malcolm Skolnick
6524 San Felipe, PMB 388                  733 Brogden Road
Houston, Texas 77057                      Houston, TX 77024

Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

      10.12 Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on EMPLOYEE and CYGS.

      10.13 Right of Set-Off. Upon termination or expiration of this Agreement, CYGS shall have the right to set-off against the amounts due EMPLOYEE hereunder the amount of any outstanding loan or advance from CYGS to EMPLOYEE.

      10.14 Effective Date. This Agreement shall become effective as of the date set forth on page 1 when signed by EMPLOYEE and CYGS.

      IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.

            CYGS                          EMPLOYEE

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      Dell Gibson, Vice President               Malcolm H. Skolnick, Ph.D., JD

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      Date                                      Date

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